Exhibit 4.10

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

URGENT.LY INC.

WARRANT TO PURCHASE STOCK

[DATE]

THIS CERTIFIES THAT, for value received, [Holder], with a principal office at the address set forth on the signature page hereto, or such person’s or entity’s assigns (the “Holder”), is entitled to subscribe for and purchase from Urgent.ly Inc., a Delaware corporation (the “Company”), Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). This Warrant to Purchase Stock (this “Warrant”) is being issued in connection with that certain Senior Advisor Agreement by and between the Company and the Holder dated [    ], 2022 (the “Agreement”). Each capitalized term used but not defined in this Warrant has the meaning given to such term in the Agreement.

The Holder hereby acknowledges that the issuance of this Warrant in full satisfaction of the Company’s obligations as set forth in Paragraph 1 of Exhibit A, Section 2 (Senior Advisor Fee) of the Agreement to issue the Holder a warrant to purchase a number of shares of Common Stock (as defined below) equal to such number of warrant shares as would have been issued to the Holder pursuant to the Notes had the cash portion of the Cash Advisor Fee been paid in Notes rather than cash.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Change of Control” shall mean directly or indirectly (i) the sale or transfer of all or substantially all of the Company’s assets, (ii) a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the outstanding shares of capital stock of the Company immediately prior to such merger or consolidation continue to represent at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity following such merger or consolidation), (iii) the transfer or sale (whether by merger, consolidation or otherwise) to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such transfer or sale, such person or group of affiliated persons would hold 50% of more of the outstanding voting stock of the Company (or the surviving or acquiring entity), (iv) a liquidation, dissolution or winding up the Company, (v) the issuance of more than 50% of the economic or voting interests of the Company or (vi) the granting of rights to any party which could be construed as a direct or indirect constructive or actual change of control of the Company; provided, however, that notwithstanding the forgoing, (A) the Note Financing (as defined in the Note) and the issuance of the Notes, Warrants and Warrant Shares (each as defined in the Note) in connection with the Note Financing, shall not constitute a Change of Control, (B) a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction, and (C) the sale of Common Stock or Preferred Stock, or securities convertible into, or exchangeable or exercisable for, Common Stock or Preferred Stock as part of a financing transaction solely with one or more of the Company’s then-existing lenders party to that certain Second Amended and

Restated Loan and Security Agreement (the “2022 Loan and Security Agreement”), dated as of July 12, 2022, by and between the Company, Structural Capital Investments III, LP, the other lenders from time to time party thereto and Ocean II PLO, LLC, as administrative and collateral agent for such lenders (collectively, the “Structural Entities”), or that certain Loan and Security Agreement (the “2021 Loan and Security Agreement”), dated as of December 16, 2021, by and between the Company, the lenders from time to time party thereto, and Alter Domus (US) LLC, as administrative and collateral agent for such lenders (collectively, the “Second Lien Entities”), in each case as such agreement shall be amended from time to time, shall not constitute a Change of Control.

(b) “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

(c) “Company Capitalization” means, as of immediately prior to the conversion of the Notes, the number of outstanding shares of Common Stock, assuming conversion of all Preferred Stock into Common Stock and exercise of all outstanding options and warrants (whether vested or unvested), but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes, other convertible promissory notes (including the Notes and the convertible promissory note issued by the Company in 2021, as such agreements may be amended, modified, or restated from time to time) or other similar convertible securities (other than shares of capital stock, outstanding options and warrants).

(d) “Exercise Period” shall mean the period commencing on the date hereof and ending on the 5-year anniversary of the date of this Warrant, unless sooner terminated as provided below.

(e) “Exercise Price” shall mean $0.001 per Exercise Share, subject to adjustment pursuant to Section 6 below.

(f) “Exercise Shares” shall mean [________] shares of Common Stock, subject to adjustment pursuant to Section 5 below).

(g) “Holders” means the holders, or such party’s assigns, of the Notes.

(h) “Majority Holders” means the Holders of a majority of the outstanding principal amount of the Notes.

(i) “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under the Notes, all amounts due in connection with (i) indebtedness of the Company to banks, funds, or other financial institutions regularly engaged in the business of lending money, but excluding venture capital or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities, and (ii) any indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor; provided, for the avoidance of doubt, that Senior Indebtedness shall include all obligations at any time arising pursuant to (y) the 2022 Loan and Security Agreement or (z) the 2021 Loan and Security Agreement, as such agreements may be amended, modified, restated or amended and restated from time to time (each a “Loan Agreement”) and any other document entered into in connection with the Loan Agreements.

(j) “Target” means Otonomo Technologies Ltd., a company incorporated under the laws of the State of Israel and registered under No. 515352813 with the Israeli Registrar of Companies

(k) “Warrant” shall mean this Warrant to purchase Exercise shares.

2.

2. EXERCISE OF WARRANT.

2.1 Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto as EXHIBIT A;

(b) Payment of the Exercise Price either (i) in cash or by check or wire transfer, or (ii) by cancellation of indebtedness, or (iii) by net exercise pursuant to Section 3.2; and

(c) This Warrant.

2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant with payment of cash, check or wire transfer or by cancellation of indebtedness as provided in Section 3.1, the Holder may by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise elect to receive the number of Exercise Shares computed using the following formula:

X = Y (A-B)

            A

Where	X =	the number of Exercise Shares to be issued to the Holder

	Y =	the number of Exercise Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, that portion of this Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one Exercise Share (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith: provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with:

(a)

an initial public offering of securities of the Company registered under the Act (an “IPO”), including, without limitation, the initial listing of securities of the Company on the Nasdaq Stock Market, New York Stock Exchange, or another exchange or marketplace approved by the Company’s Board of Directors, without a related underwritten offering of such securities (the “Direct Listing”), the fair market value per share shall be (x) the per share offering price to the public of the Company’s initial public offering, or (y) with respect to the Direct Listing, as determined in good faith by the Company’s Board of Directors, provided that, if the Direct Listing is effectuated in connection with the consummation of an acquisition by the Company, directly or indirectly through a subsidiary, of all or substantially all of the assets, or a majority of the ordinary shares or other voting securities (whether by way of merger, consolidation, amalgamation, or otherwise) of, Target or any successor thereto, which acquisition has been approved by the

3.

Majority Holders in accordance with Section 5 of the 2022A Notes (an “Approved Acquisition”), then the fair market value per share shall be equal to the quotient obtained by dividing (i) the lesser of (x) $271,000,000, plus the Company’s cash-on-hand and cash equivalents, minus the aggregate outstanding Senior Indebtedness owed to the Structural Entities and/or the Second Lien Entities under the Loan Agreements and other outstanding borrowed money indebtedness of the Company incurred outside of the ordinary course of business, in each case, measured immediately prior to the consummation of the Approved Acquisition, and (y) the definition of Aggregate Valuation in the agreement and plan of merger for the Approved Acquisition, plus the Company’s cash-on-hand and cash equivalents, minus the aggregate outstanding Senior Indebtedness owed to the Structural Entities and/or the Second Lien Entities under the Loan Agreements, in each case, measured immediately prior to the consummation of the Approved Acquisition by (ii) the Company Capitalization immediately prior to the consummation of the Approved Acquisition, provided that, solely for purposes of this clause, Company Capitalization shall include all outstanding shares of Common Stock, assuming (i) all Preferred Stock into Common Stock, (ii) exercise of all outstanding options, (iii) exercise of certain outstanding antidilutive warrants assuming the number of shares such warrants are exercisable for as of immediately prior to the consummation of the Approved Acquisition and conversion of the 2022A Notes and the 2021 Notes, and exercise of other outstanding warrants with variable warrant coverage based on the completion of a Direct Listing assuming the number of shares such warrants are exercisable for as a result of the Direct Listing, (iv) conversion of the 2022 Notes and the 2021 Notes into Common Stock, and (v) including shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under the 2013 Equity Incentive Plan, but excluding shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under any equity incentive plans adopted in connection with a public offering (capitalized terms used in this subsection (a) but not otherwise defined in this Warrant shall have the respective meanings assigned to them in in Holder’s 2022A Note, as amended); or

(b)

a Change of Control, the fair market value per share shall be the value ascribed to the consideration to be paid in respect of one share of the Exercise Shares in the definitive agreement(s) relating to such Change of Control, or if no such value is set forth in the definitive agreement(s) relating to such Change of Control, as determined in good faith by the Company’s Board of Directors.

2.3 Mechanics of Exercise. Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder. The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. The issuance of the Exercise Shares will not be subject to any preemptive rights that have not been properly complied with. If at any time during the Exercise Period the number of authorized but unissued shares of the Company’s Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such class and/or series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class and/or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF THE HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of this Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that this Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that this Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register this Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither this Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

5.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of this Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Act and will not require an opinion of counsel with respect to any transfer to an affiliate of the Holder (which shall include, without limitation, any general partner, managing member, officer, director or trustee of the Holder, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, the Holder) (“Affiliate”).

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT [OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED] OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

4.4 Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of such shares of equity securities, the number and class and/or series of Exercise Shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise, the total number and class and/or series of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7. AUTOMATIC EXERCISE; EARLY TERMINATION. In the event of, at any time during the Exercise Period, an IPO (including, without limitation, a Direct Listing) or Change of Control, the Company shall provide the Holder 10 days’ advance written notice of such an IPO or Change of Control, and this Warrant shall automatically be deemed to have been exercised immediately prior to the consummation of such IPO or Change of Control pursuant to Section 2.2, with no further action on the part of the Holder, if such net issue exercise would result in the issuance of Exercise Shares. If an automatic exercise pursuant to Section 2.2 in connection with such IPO or Change of Control would not result in the issuance of any Exercise Shares, this Warrant shall immediately expire and shall no longer be exercisable immediately prior to the consummation of such IPO or Change of Control

8. “MARKET STAND-OFF” AGREEMENT. To the extent requested by the Company or an underwriter of securities of the Company, each Holder and any permitted transferee thereof shall not, without the prior written consent of the managing underwriters of the IPO, offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Securities or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by such Holder or any transferee thereof, or enter into an agreement to do any of the foregoing, for up to 180 days following the effective date of the IPO. For purposes of this paragraph, “Company” includes any wholly owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this paragraph and may impose stop transfer instructions with respect to the Securities and such other shares of stock of each Holder and any transferee thereof (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder and any transferee thereof shall enter into any agreement reasonably required by the underwriters to the IPO to implement the foregoing within any reasonable timeframe so requested. The underwriters for any IPO are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions of this paragraph as though they were parties hereto.

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10. TRANSFER OF WARRANT. This Warrant is not transferable, in whole or in part, by the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld, and any attempted assignment without such consent shall be void; provided that Holder may transfer this Warrant to any Affiliate of Holder without the consent of the Company. A change in control of the Holder, for example by merger, sale of stock or sale of assets, shall not be deemed to be an assignment under this Warrant. Subject to the foregoing restrictions, applicable laws and the restriction on transfer set forth on the first page of this Warrant, in connection with any transfer of this Warrant, the Holder shall deliver this Warrant and the form of assignment attached hereto as EXHIBIT B to the Company, and the transferee shall sign an investment representation letter in form and substance satisfactory to the Company.

7.

11. JOINDER TO ADDITIONAL AGREEMENTS. Concurrently with the issuance of this Warrant, the Holder shall execute and deliver the joinder attached hereto as EXHIBIT C, which provides that the Holder will, upon exercise of this Warrant, automatically become a party to the Company’s Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement, each dated on or about July 11, 2022 and each as may be amended from time to time (unless Holder is already a party to such agreements).

12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. CUMULATIVE REMEDIES. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14. EQUITABLE RELIEF. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to each of the Company and the Holder at the address listed on their respective signature pages hereto or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party.

16. SUCCESSOR AND ASSIGNS. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17. NO THIRD-PARTY BENEFICIARIES. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18. HEADINGS. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

8.

19. AMENDMENT AND MODIFICATION; WAIVER. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Holder. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20. SEVERABILITY. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

22. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles.

23. COUNTERPARTS. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

9.

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed as of the date first written above.

URGENT.LY INC.

By:

Name:

Title:

Address:

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed as of the date first written above.

HOLDER

By:

Name:

Title:

Address:

Email:

.

EXHIBIT A

NOTICE OF EXERCISE

TO: URGENT.LY INC.

(1) ☐ The undersigned hereby elects to purchase ________ shares of Common Stock (the “Exercise Shares”) of Urgent.ly Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase ________ shares of Common Stock (the “Exercise Shares”) of Urgent.ly Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 3.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Act, they must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that the conditions for use of the Rule may include the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required, subject to any exceptions set forth in the attached Warrant.

1.

(4) The undersigned further acknowledges and agrees that the undersigned will have no right to receive any information from the Company by virtue of the grant of the option or the purchase of Exercise Shares through exercise of the attached Warrant, ownership of such Exercise Shares, or as a result of my being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, the undersigned hereby waives all inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company or the Company’s capital stock (the “Inspection Rights”). The undersigned hereby covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

(5) The undersigned acknowledges and agrees that, if requested by the Company, the undersigned shall execute and deliver any applicable investor rights agreement, voting agreement, right of first refusal and co-sale agreement or similar agreement (or a joinder to any existing agreement) that the Company and/or the holders of its securities may enter into or that otherwise that may be in effect from time to time (and which may contain, among other provisions, additional restrictions on transfer).

(Date)	(Signature)

(Print name)

2.

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

E-Mail:

(Please Print)

Assignee’s
Signature:

Dated: __________, 20__

Holder’s
Name:

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of this Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

NOTE: As a condition to the assignment of this Warrant, if requested by the Company, the assignee of this Warrant shall execute and deliver any applicable investor rights agreement, voting agreement, right of first refusal and co-sale agreement or similar agreement (or a joinder to any existing agreement) that the Company and/or the holders of its securities may enter into or that otherwise that may be in effect from time to time (and which may contain, among other provisions, additional restrictions on transfer).

NOTE: The assignee of this Warrant agrees to be bound by all the terms and obligations of this Warrant as if assignee were the original Holder party thereto.

1.

EXHIBIT C

JOINDER

JOINDER AGREEMENT

A. Reference is made to (i) that certain Amended and Restated Voting Agreement dated July 12, 2022, by and among the Company and the Stockholders named therein (the “Voting Agreement”), and (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated July 12, 2022, by and among the Company and the Stockholders named therein (the “ROFR/Co-Sale Agreement” and together with the Voting Agreement, the “Transaction Agreements”).

B. In connection with, and as a condition to, the Company’s issuance of a Warrant to Purchase Stock to the undersigned on or about the date hereof (the “Warrant”), the undersigned has agreed to become a party to the Transaction Agreements automatically upon the exercise of the Warrant.

NOW, THEREFORE, for the consideration set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned agrees as follows:

1. Immediately and automatically upon the exercise of the Warrant, without any further action on the part of the undersigned or the Company, the undersigned shall be included as a “Key Holder” under each of the Transaction Agreements and shall be entitled to all of the rights, and subject to all of the obligations, of a “Key Holder” under each of the Transaction Agreements.

2. This Agreement may be executed in two or more counterparts, including electronic counterparts, each of which will be deemed an original, but all of which together will constitute a single instrument.

INVESTOR:

By:

Name:

Title:

COMPANY:

Urgent.ly Inc.

By:

Name:

Title:

2.